Exhibit 99.1

PEOPLE'S COMMUNITY CAPITAL CORPORATION (PPLM)

FOR MORE INFORMATION, CALL
TOMMY B. WESSINGER, CEO or
THOMAS H. LYLES, PRESIDENT
AT (803) 641-0142

PEOPLE'S COMMUNITY CAPITAL CORPORATION REPORTS 20% INCREASE IN NET INCOME

AIKEN, SOUTH CAROLINA, April 24, 2003 -- PEOPLE'S COMMUNITY CAPITAL CORPORATION, holding company for PEOPLE'S COMMUNITY BANK -- For the three months ended March 31, 2003, net income was $232,178 ($0.21 per common share), compared to $193,293 ($0.18 per common share) for 2002, an increase of 20%. All per share amounts reflect an increase in outstanding shares resulting from a 5% stock dividend issued on January 29, 2003, the third consecutive annual stock dividend issued.

Total assets for the company were at $106 million at March 31, 2003, a 4% increase since December 31, 2002 and a 15% increase since March 31, 2002. Net loans grew to $61 million, representing a 2% increase since last year-end and an increase of 12% since March 31, 2002. Deposits reached $91 million, a 5% increase since December 31, 2002 and a 13% increase over the same quarter last year.

The company's allowance for credit losses was increased by $30,000 for the quarter ending March 31, 2003, bringing the ending reserve to $870,000, or 1.41% of loans. There were no loans charged off in the first quarter of 2003 compared to $248 of net charge offs in the first quarter of 2002. There were no non-performing loans at quarter end.

People's Community Capital Corporation, a South Carolina corporation, is a bank holding company established in 1997 in Aiken, South Carolina with three principal banking offices at 1715 Whiskey Road and 125 Park Avenue in Aiken and 518 Georgia Avenue in North Augusta. The banking centers offer complete banking and related financial services to commercial and consumer customers located in the CSRA. The Bank makes brokerage and insurance services available at its subsidiary, People's Financial Services, Inc. The Company's stock is traded on the OTC Bulletin Board under the symbol PPLM. Internet banking is offered through the bank's web site at www.pcbOnline.net.

                     PEOPLE'S COMMUNITY CAPITAL CORPORATION
                         Selected Financial Information
                      (In thousands, except per share data)

                                                                                                       Three Months Ended
                                                                                                            March 31
Condensed Results of Operations                                                                    2003              2002
-------------------------------------------------------------------------------                  --------          --------

Interest income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  $  1,212          $  1,267
Interest expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       360               467
Net interest income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       852               800
Provision for possible loan losses  . . . . . . . . . . . . . . . . . . . . . .                        30                48
Non-interest income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       286               227
Salaries and employee benefits expense  . . . . . . . . . . . . . . . . . . . .                       450               398
Occupancy and equipment expense . . . . . . . . . . . . . . . . . . . . . . . .                        82                73
Other non-interest expense  . . . . . . . . . . . . . . . . . . . . . . . . . .                       240               226
                                                                                                 --------          --------

Operating income before provision for  taxes  . . . . . . . . . . . . . . . . .                       336               282
Provision for income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .                       104                89
                                                                                                 --------          --------

Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  $    232          $    193
                                                                                                 ========          ========
Income per share of common stock : (See note)
     Basic  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  $   0.21          $   0.18
     Diluted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  $   0.20          $   0.17
Weighted average shares outstanding :
     Basic  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 1,082,077         1,094,932
     Diluted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 1,156,665         1,159,663

Other Data
-------------------------------------------------------------------------------

Average interest-earning assets . . . . . . . . . . . . . . . . . . . . . . . .                  $ 96,302          $ 81,493
Average interest-bearing liabilities  . . . . . . . . . . . . . . . . . . . . .                  $ 77,495          $ 66,420
Net interest margin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      3.59%             3.98%
Return on average equity  . . . . . . . . . . . . . . . . . . . . . . . . . . .                      7.97%             7.32%
Return on average assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .                      0.91%             0.88%


                                                                                     Mar 31            Dec 31            Mar 31
Selected Balance Sheet Data                                                           2003              2002              2002
-------------------------------------------------------------------------------     --------          --------          --------

Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $105,978          $102,015          $ 92,057
Loans receivable, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        60,835            59,949            54,090
Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8,456             7,209             7,859
Short-term investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,936             1,989             1,487
Investment securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        26,600            25,404            22,602
Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        91,013            86,651            80,305
Shareholders' equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        11,875            11,645            10,616
Shareholders' equity per common share (See note)                                     $  10.81          $  10.60          $   9.69

Loan allowance to loans and leases  . . . . . . . . . . . . . . . . . . . . . .          1.41%             1.38%             1.25%
Net loans to deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         66.84%            69.18%            67.36%
Net charge-offs to average loans                                                         0.00%             0.09%             0.00%

NOTE: Per share data has been adjusted to reflect all stock dividends paid